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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 19, 2000


                               TMP Worldwide Inc.
               (Exact name of issuer as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


                   0-21571                          13-3906555
          (Commission File Number)      (IRS Employer Identification No.)


                                  1633 Broadway
                                  New York, NY
                    (Address of Principal Executive Offices)


        Registrant's telephone number, including area code (212) 977-4200


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ITEM 2. ACQUISITION OF ASSETS.

         On June 19, 2000, pursuant to the terms of the Stock Purchase Agreement, by and among TMP Worldwide Inc. ("TMP"), MoveCentral, Inc., a Massachusetts corporation ("MoveCentral"), MoveCentral Company, a Massachusetts business trust ("MoveCentral Trust"), and the beneficial owners of MoveCentral Trust listed on SCHEDULE A thereto, TMP completed the acquisition of MoveCentral from MoveCentral Trust. TMP acquired all of the issued and outstanding capital stock of MoveCentral for an aggregate cash consideration of approximately $20 million paid from TMP's cash on hand. MoveCentral provides on-line relocation services.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. The financial statements required by this Item are not included herein but will be filed by amendment not later than 60 days after the date that this report must be filed.

(b) PRO FORMA FINANCIAL INFORMATION. The financial statements required by this Item are not included herein but will be filed by amendment not later than 60 days after the date that this report must be filed.

(c)      Exhibits

1. Stock Purchase Agreement, dated as of June 19, 2000, among TMP Worldwide Inc., MoveCentral, Inc., MoveCentral Company and the beneficial owners of MoveCentral Company listed on Schedule A.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TMP WORLDWIDE  INC.
                                            (Registrant)

                                    By:

                                        S/ ANDREW J. MCKELVEY
                                        -------------------------
                                        Andrew J. McKelvey
                                        Chief Executive Officer

Dated:  June 30, 2000